Oak Hill Capital Partners III, L.P.

By: OHCP GenPar III, L.P, its General Partner

By: OHCP MGP Partners III, L.P., its General Partner

By: OHCP MGP III, Ltd., its General Partner

By:       /s/ Ray Pinson                 8/04/2011
Name: Ray Pinson                                           Date
Title: Authorized Person

Oak Hill Capital Management Partners III, L.P.

By: OHCP GenPar III, L.P, its General Partner

By: OHCP MGP Partners III, L.P., its General Partner

By: OHCP MGP III, Ltd., its General Partner

By:       /s/ Ray Pinson                 8/04/2011
Name: Ray Pinson                                          Date
Title: Authorized Person

OHCP GenPar III, L.P.

By: OHCP MGP Partners III, L.P., its General Partner

By: OHCP MGP III, Ltd., its General Partner

By:       /s/ Ray Pinson                 8/04/11
Name: Ray Pinson                                                  Date
Title: Authorized Person

OHCP MGP Partners III, L.P.

By: OHCP MGP III, Ltd., its General Partner

By:       /s/ Ray Pinson                 8/04/2011
Name: Ray Pinson                                          Date
Title: Authorized Person